SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   Form 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 8, 2000


                              Orion Financial, Ltd.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Colorado                        0-11043                  84-0858679
 ------------------------------    -------------------       ------------------
(State or other jurisdiction of   (Commission File No.)     (I.R.S. Employer
 incorporation)                                              Identification No.)


   5627 S. Fox Street, Unit A, Littleton, Colorado                  80120
   ------------------------------------------------------         --------
   (Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (303) 738-1343


          -----------------------------------------------------------
          Former name or former address, if changed since last report




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Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a) On March 8, 2000, the Company dismissed Hein and Associates as the independent accountant engaged to audit the Company's financial statements on. The reports of Hein and Associates for the two most recent years reported on did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was not recommended or approved by any audit or similar committee of the board of directors, since the Company does not have such a committee, or the board directors. During the Company's two most recent fiscal years and any subsequent interim period preceding such dismissal there were no disagreements with Hein and Associates on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b) On approximately March 8, 2000, the Company appointed Cordovano and Harvey P.C. 201 Steele Street, Suite 300, Denver, Colorado 80206 as its new independent accountant. To the knowledge of the signor, during the Company's two most recent fiscal years and any subsequent interim period prior to engaging Cordovano and Harvey P.C. neither the Company nor anyone acting on behalf of the Company consulted the newly engaged accountant regarding the application or accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements.















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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 10, 2000

                                       ORION FINANCIAL, LTD.



                                       By:  /s/   Terry A. Hunter
                                           -------------------------------------
                                            Terry A. Hunter, President





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